REPUBLIC AIRWAYS

Republic Airways Holdings Inc.

Investor Update

December 31, 2012

Safe Harbor Disclosure

Disclaimer

Statements in this presentation, as well as oral statements that may be made by officers or directors of Republic Airways Holdings Inc., its advisors, affiliates or subsidiaries (collectively or separately the "Company"), that are not historical fact constitute "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by the forward-looking statements. Such risks and uncertainties are outlined in the Company's Annual Report on Form 10-K, most recent Quarterly Report and other documents filed with the SEC from time to time. The Company cautions users of this presentation not to place undue reliance on forward-looking statements, which may be based on assumptions and anticipated events that do not materialize.

Updated Q4 2012 Guidance

	Provided on Q3 2012 Earnings Call (ex-items)	Current Update (ex-items)
Consolidated EPS	$0.18-$0.24	$0.30-$0.36
Unrestricted Cash*	$205-$215 million	$230-$240 million
Fuel cost per gallon (net of hedges)	$3.35-$3.45	N/C
Frontier TRASM	$0.119-$0.121	$0.120-$0.122
Frontier CASM (excluding fuel)	$0.074-$0.076	$0.072-$0.074
Frontier Operating Margin	0%-2%	2%-3%
Republic CASM (excluding fuel and including interest)	$0.086-$0.087	N/C
Republic Pre-tax income	$15-$20 million	$20-$25 million

* Unrestricted cash improvement due to a combination of higher earnings and other liquidity initiatives

2013 Fleet Plan[1]

	Republic[2]				Frontier		
	12/31/2012	12/31/2013	Change		12/31/2012	12/31/2013	Change
E140/145[3]	70	70	0	A318	2	0	-2
E170/175	126	126	0	A319	37	35	-2
E190[4]	13	10	-3	A320	16	18	2
Q400[5]	16	32	16				
Total	225	238	13	Total	55	53	-2

(1) See updated website for quarterly statistics and fleet plan for 2012 and 2013

(2) Republic fleet count excludes non-operational aircraft subleased offshore.

(3) The Company's fixed-fee agreement with American Airlines was extended for up to an additional 18 months and the new agreement reflects current market aircraft ownership economics.

(4) Five aircraft are operating on a fixed-fee charter agreement at significantly lower daily aircraft utilization rates and five aircraft remain operating under the Frontier pro-rate agreement.

(5) Phase-in expected to be completed by June 2013

2012 v 2013 Operational Stats[1]

	Republic[2]			Frontier[3]			Consolidated		
	2012 (E)	2013 (F)	% Change	2012 (E)	2013 (F)	% Change	2012 (E)	2013 (F)	% Change
ASMs (MM)	13,543	13,672	1.0%	11,869	11,100	-6.5%	25,412	24,772	-2.5%
Departures	414,496	442,000	6.6%	84,741	83,600	-1.3%	499,237	525,600	5.3%
Block Hours	708,162	772,100	9.0%	213,732	199,600	-6.6%	921,894	971,700	5.4%

Note: See updated website for quarterly statistics and fleet plan for 2012 and 2013

(1) Assumes no new growth associated with Republic's fixed-fee capacity purchase agreements. Should Republic win any new business associated with any of the RFP's currently in the market, that would impact Republic's level of operations, financial results and cash flows.

(2) Republic block hour activity up 9%, but ASMs up only 1%:
- Full year effect of returning idled ERJ aircraft back into service,
- Significant reduction of 99-seat E190 aircraft operations (return/sale of 7 aircraft and significantly lower utilization on 5 charter aircraft),
- Mix of flying (ERJ and Q400 growth) will negatively impact Republic CASM in 2013

(3) Reduced fleet size at Frontier and a 4% reduction in stage length results in lower ASMs and Block hours compared to 2012 levels.
- Frontier expects to return 4 A318/319 aircraft on lease and enter into leases on two A320 aircraft in 2013

Segment Ex-Item Guidance for 2013

Republic	Low	High
Total Operating Revenue	$1.36B	$1.38B
Pre-Tax Margin	5.5%	6.5%
Fuel Cost/Gallon (all-in)	$3.25	$3.45
Aircraft Rents (MM)	$125M	$130M
Depreciation (MM)	$155M	$160M
Interest Expense (MM)	$105M	$110M

Frontier	Low	High
Total Operating Revenue	$1.38B	$1.42B
Pre-Tax Margin	3.0%	5.0%
Fuel Cost/Gallon (all-in)	$3.25	$3.45
Unit Revenue (TRASM)	12.4¢	12.8¢
Aircraft Rents	$130M	$135M
Depreciation	$28M	$30M
Interest Expense	$5M	$5M

- Results assume status quo RJET ownership of Frontier and no change in current pro-rate and administrative services agreements
- Assumes no growth associated with Republic's fixed-fee capacity purchase agreements. Should Republic win any new business associated with any of the RFP's currently in the market, that would impact Republic's level of operations, financial results and cash flows.
- Assuming a consolidated tax rate of 38% and a dilutive share count of 51M shares, consolidated EPS would range between $1.35 and $1.90.
- The Company does not expect to pay any significant cash tax in 2013. Therefore, assuming a midpoint of the pre-tax margin and depreciation ranges, consolidated maintenance deposits of ~ $44M, consolidated principal repayments of ~ $201M, and consolidated capital expenditures of ~ $34M, the Company expects to increase its consolidated unrestricted cash position by ~ $60M in 2013.
- Republic guidance excludes potential one-time costs associated with execution of a new pilot labor agreement